FINANCIAL STATEMENTS AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                  JEFFERSON BANK CASH OR DEFERRED SAVINGS PLAN

                           December 31, 1998 and 1997

                                 C O N T E N T S


                                                                        Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                        3

FINANCIAL STATEMENTS

       STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS                    4

       STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS         6

       NOTES TO FINANCIAL STATEMENTS                                      8

SUPPLEMENTAL INFORMATION

         LINE 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES      14

         LINE 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
             WHICH WERE BOTH ACQUIRED AND DISPOSED OF WITHIN THE PLAN
             YEAR ENDED DECEMBER 31, 1998                                14

         LINE 27d - SCHEDULE OF REPORTABLE (5%) TRANSACTIONS             15

               Report of Independent Certified Public Accountants


Trustees
Jefferson Bank Cash or Deferred Savings Plan


         We have audited the accompanying statements of net assets available for benefits of the Jefferson Bank Cash or Deferred Savings Plan as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Jefferson Bank Cash or Deferred Savings Plan as of December 31, 1998 and 1997, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

         Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable (5%) transactions are presented for the purpose of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.




Philadelphia, Pennsylvania
June 11, 1999

                  Jefferson Bank Cash or Deferred Savings Plan

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                                December 31, 1998




                                                                                                           Non-participant
                                                       Participant-directed                                   directed
                                                                       JeffBanks,                             JeffBanks,
                                        Money     Vanguard  Vanguard       Inc.   Janus             Oakmark      Inc.
                                        Market   Wellington  Index       Common Worldwide Kaufmann   Select    Common
                                       Accounts     Fund     Trust       Stock     Fund     Fund      Fund      Stock     Total

Investments at fair value ..........  $ 460,110   $764,335  $788,575  $1,874,302  $66,264  $44,101  $129,747  $384,193  $4,511,627

Transfer receivable (payable) ......    (55,306)     7,924    12,261      22,505    3,605    2,642     6,369      --          --

Participants contribution receivable     24,383       --        --          --       --       --        --        --        24,383

Employer contribution receivable ...       --         --        --          --       --       --        --     135,182     135,182
                                       --------   --------  --------  ----------  -------  -------  --------  --------  ----------

         NET ASSETS AVAILABLE
             FOR BENEFITS ..........  $ 429,187   $772,259  $800,836  $1,896,807  $69,869  $46,743  $136,116  $519,375  $4,671,192
                                      =========   ========  ========  ==========  =======  =======  ========  ========  ==========












                                   (Continued)

                  Jefferson Bank Cash or Deferred Savings Plan

                                December 31, 1997







                                                                                                        Non-participant
                                                       Participant-directed                                directed
                                                                    JeffBanks,                            Jeffbanks,
                                      Money     Vanguard  Vanguard     Inc.     Janus             Oakmark    Inc.
                                      Market   Wellington  Index      Common   Worldwide Kaufmann  Select   Common
                                     Accounts     Fund     Trust       Stock     Fund     Fund      Fund     Stock      Total

Investments at fair value ........  $ 392,603   $719,255  $575,388  $2,175,268  $26,997  $23,717  $76,098  $447,535  $4,436,861

Transfer receivable (payable) ....    (11,914)      --        --        11,914     --       --       --        --          --

Employer's contribution receivable       --         --        --          --       --       --       --     110,602     110,602
                                    ---------   --------  --------  ----------  -------  -------  -------  --------  ----------
         NET ASSETS AVAILABLE
             FOR BENEFITS ........  $ 380,689   $719,255  $575,388  $2,187,182  $26,997  $23,717  $76,098  $558,137  $4,547,463
                                    =========   ========  ========  ==========  =======  =======  =======  ========  ==========










        The accompanying notes are an integral part of these statements.

                  Jefferson Bank Cash or Deferred Savings Plan

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                          Year ended December 31, 1998



                                                                                               Non-participant
                                                Participant-directed                                directed
                                                          JeffBanks,                                JeffBanks,
                           Money    Vanguard   Vanguard      Inc.      Janus             Oakmark       Inc.
                           Market  Wellington   Index       Common   Worldwide  Kaufmann    Select    Common
                          Accounts    Fund      Trust        Stock      Fund      Fund       Fund      Stock        Total

Additions to net assets
 attributed to
    Investment income
    Net appreciation
    (depreciation) in
    fair value of
    investments ....... $    --    $   5,086  $ 146,857  $  (667,264) $  6,312  $ (6,623) $   4,123  $(161,268) $  (667,610)
    Interest and
     dividends ........    21,055     79,665     11,687       42,674       261     4,510      4,611     10,948      170,244
                        ---------  ---------  ---------  -----------  --------  --------  ---------  ---------  -----------
                           21,055     84,751    158,544     (624,590)    6,573    (2,113)     8,734   (150,320)    (497,366)
                        ---------  ---------  ---------  -----------  --------  --------  ---------  ---------  -----------

    Contributions
       Employer .......      --         --         --           --        --        --         --      135,182      135,182
       Participants ...    93,571     87,632    134,726      266,685    30,114    28,590     72,388       --        713,706
                                   ---------  ---------  -----------  --------  --------  ---------  ---------  -----------
                           93,571     87,632    134,726      266,685    30,114    28,590     72,388    135,182      848,888
                        ---------  ---------  ---------  -----------  --------  --------  ---------  ---------  -----------

      Total additions
        (depletions) ..   114,626    172,383    293,270     (357,905)   36,687    26,477     81,122    (15,138)     351,522

Deductions from net
 assets attributed to
    Benefits paid to
    participants ......    54,085     38,921     59,454       42,152     4,301     2,522      1,816     24,542      227,793
                        ---------  ---------  ---------  -----------  --------  --------  ---------  ---------  -----------

       NET INCREASE
       (DECREASE) .....    60,541    133,462    233,816     (400,057)   32,386    23,955     79,306    (39,680)     123,729

Net assets available
 for benefits
    Beginning of year .   380,689    719,255    575,388    2,187,182    26,997    23,717     76,098    558,137    4,547,463
    Fund transfers ....   (12,043)   (80,458)    (8,368)     109,682    10,486      (929)   (19,288)       918         --
                        ---------  ---------  ----------  ----------  --------  ---------  --------- ---------- -----------

    End of year ....... $ 429,187  $ 772,259  $ 800,836  $ 1,896,807  $ 69,869  $ 46,743  $ 136,116  $ 519,375  $ 4,671,192
                        =========  =========  =========  ===========  ========  ========  =========  =========  ===========






                                   (Continued)

                  Jefferson Bank Cash or Deferred Savings Plan

                          Year ended December 31, 1997



                                                                                                          Non-participant
                                                                Participant-directed                          directed
                                                                      JeffBanks,                              JeffBanks,
                                        Money     Vanguard  Vanguard     Inc.    Janus              Oakmark     Inc.
                                        Market   Wellington  Index      Common  Worldwide Kaufmann   Select    Common
                                       Accounts     Fund     Trust       Stock     Fund     Fund      Fund      Stock     Total

Additions to net assets attributed to
    Investment income
    Net appreciation
       (depreciation) in fair
       value of investments ......... $    --    $  81,606  $111,441 $  882,530 $ (1,674) $   (717) $  7,546   $193,319 $1,274,051
    Interest and dividends ..........    28,278     61,663    11,243     27,000    1,760       553       540      6,339    137,376
                                      ---------  ---------  -------- ---------- --------  --------  -------- ---------- ----------
                                         28,278    143,269   122,684    909,530       86      (164)    8,086    199,658  1,411,427
                                      ---------  ---------  -------- ---------- --------  --------  -------- ---------- ----------

    Contributions
       Employer .....................      --         --        --         --       --        --        --      110,602    110,602
       Participants .................    91,018    117,833   100,208    133,503   10,744    10,223    20,320       --      483,849
                                      ---------  ---------  -------- ---------- --------  --------  -------- ---------- ----------
                                         91,018    117,833   100,208    133,503   10,744    10,223    20,320    110,602    594,451
                                      ---------  ---------  -------- ---------- --------  --------  -------- ---------- ----------

          Total additions ...........   119,296    261,102   222,892  1,043,033   10,830    10,059    28,406    310,260  2,005,878

Deductions from net assets
    attributed to
    Benefits paid to participants ...    36,678     35,625    26,805     18,368     --        --        --        9,082    126,558
                                       --------   --------  -------- ---------- --------   -------   -------  ---------  ---------

       NET INCREASE .................    82,618    225,477   196,087  1,024,665   10,830    10,059    28,406    301,178  1,879,320

Net assets available for benefits
    Beginning of year ...............   434,981    586,125   354,965  1,036,605     --        --        --      255,467  2,668,143
    Fund transfers ..................  (136,910)   (92,347)   24,336    125,912   16,167    13,658    47,692      1,492       --
                                      ---------  ---------  -------- ---------- --------  --------  -------- ---------- ----------

    End of year ..................... $ 380,689  $ 719,255  $575,388 $2,187,182 $ 26,997  $ 23,717  $ 76,098 $  558,137 $4,547,463
                                      =========  =========  ======== ========== ========  ========  ======== ========== ==========






        The accompanying notes are an integral part of these statements.

                                       14
                  Jefferson Bank Cash or Deferred Savings Plan

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1998 and 1997




NOTE A - DESCRIPTION OF PLAN

    The following description of the Jefferson Bank Cash or Deferred Savings Plan (the Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

    1.  General

    The Plan is a defined contribution plan covering substantially all full-time employees of Jefferson Bank of Pennsylvania and affiliates, JeffBanks, Inc., Jefferson Bank of New Jersey, and JeffBanks Mortgage, Inc. (the Company), who have 90 days of service. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Jefferson Bank of Pennsylvania and Jefferson Bank of New Jersey are wholly owned subsidiaries of JeffBanks, Inc.

    2.  Contributions

    Each participant may make a pretax salary-reduction contribution deferral, subject to Internal Revenue Service (IRS) regulations. The Company makes matching contributions into JeffBank, Inc.'s common stock for each participant  equal  to  25%  of the  participant's  pretax  salary-reduction contribution limited to 25% of the participant's compensation less forfeitures. Forfeitures for the years ended December 31, 1998 and 1997, were $15,594 and $-0-, respectively.

    3.  Participant Accounts

    Each participant's account is credited with the participant's contribution and allocation of the Company's contributions, forfeitures of terminated participants' nonvested accounts and Plan earnings. Allocations are based on participant earnings or account balances, as defined. The benefits to which a participant is entitled is the benefit that can be provided from the participant's vested account.

    4.  Vesting

    Participants are 100% vested in their salary-reduction contributions. Vesting in the remainder of their accounts is based on years of service. Participants are vested at a rate of 20% for each year of service from years 3 to 7 (fully vested after seven years).

    5.  Investment Options

    Upon enrollment in the Plan, a participant may direct employee contributions in 25% increments in any of seven investment options.

       o Money Market Accounts - This fund includes the money market accounts of Jefferson Bank of Pennsylvania and Charles Schwab with a variable interest rate approximating rates paid on certificates of deposit.

                                   (Continued)

                  Jefferson Bank Cash or Deferred Savings Plan

                           December 31, 1998 and 1997




NOTE A - DESCRIPTION OF PLAN - Continued

       o Vanguard Wellington Fund - The objective of the fund is to provide stable investment returns. 60-70% of the fund's assets are invested in "blue chip" common stocks, 30-40% in high-quality corporate bonds, U.S. Government securities and preferred stocks.

       o Vanguard Index Trust - The objective of the fund is to provide long-term capital appreciation. The trust owns stock in companies reported in Standard and Poor's 500 Index.

       o JeffBanks, Inc. Common Stock - The option invests solely in the common stock of JeffBanks, Inc.

       o Janus Worldwide Fund - The objective of the fund is to provide long-term growth of capital by investing primarily in common stocks.

       o Kaufmann Fund - The objective of the fund is to provide capital appreciation by investing primarily in common stocks, convertible preferred stocks and bonds.

       o   Oakmark  Select  Fund - The  objective  of  the  fund  is to  provide
           long-term   capital   appreciation   by  investing   primarily  in  a
           non-diversified portfolio of equity securities.

    6.  Payment of Benefits

    Upon termination of service due to death, disability or retirement, a participant may elect to receive either a lump-sum amount equal to the value of the participant's vested interest in his or her account, or annual installments over his or her life expectancy. For termination of service due to other reasons, a participant may receive the value of the vested interest in his or her account as a lump-sum distribution. Benefits are recorded when paid.

    7.  Income Tax Status

    The Plan has received a determination letter from the IRS stating that it is qualified under Section 401(a) of the Internal Revenue Code (the Code) and, therefore, is exempt from federal income taxes under Section 501(a) of the Code.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The financial statements of the Plan are prepared under the accrual method of accounting. A summary of the Plan's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.





                                   (Continued)

                  Jefferson Bank Cash or Deferred Savings Plan

                           December 31, 1998 and 1997




NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

    1.  Use of Estimates

    In preparing the financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of additions and deletions during the reporting period. Actual results could differ from those estimates.

    2.  Concentration of Credit Risk

    The Plan maintains its cash balances at Jefferson Bank of Pennsylvania and Charles Schwab. The account at Jefferson Bank of Pennsylvania is insured by the Federal Deposit Insurance Corporation up to $100,000. The account at Charles Schwab is uninsured. At December 31, 1998, uninsured amounts held at these institutions were $360,111.

    3.  Investment Valuation and Income Recognition

    Quoted market prices are used to value investments. The change in fair value of assets during the year is measured by the difference between the fair value at year-end and the fair value at the beginning of the year or costs of purchases during the year and is reflected in the statement of changes in net assets available for benefits as net appreciation (depreciation) in fair value of investments.

    Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

    4.  Benefits

    Benefits are recorded when paid.

                  Jefferson Bank Cash or Deferred Savings Plan

                           December 31, 1998 and 1997




NOTE C - INVESTMENTS

The following table presents the fair value of investments. Investments that represent 5% or more of the Plan's net assets are separately identified.

                                                    December 31, 1998
                                                   Number of    Fair
                                                    shares      value

Investments at fair value as determined by quoted
 market price
   Money Market Accounts ..........................    --   $  460,110
   Vanguard Wellington Fund .......................  26,042    764,335
   Vanguard Index Trust ...........................   6,920    788,575
   JeffBanks, Inc. Common Stock (party-in-interest) 114,354  2,258,495
   Janus Worldwide Fund ...........................   1,399     66,264
   Kaufmann Fund ..................................   7,764     44,101
   Oakmark Select Fund ............................   6,640    129,747
                                                            ----------
                                                            $4,511,627

                                                    December 31, 1997
                                                   Number of    Fair
                                                    shares      value

Investments at fair value as determined by quoted
 market price
   Money Market Accounts ..........................   --   $  392,603
   Vanguard Wellington Fund ....................... 24,423    719,255
   Vanguard Index Trust ...........................  6,388    575,388
   JeffBanks, Inc. Common Stock (party-in-interest) 57,644  2,622,803
   Janus Worldwide Fund ...........................    715     26,997
   Kaufmann Fund ..................................  3,723     23,717
   Oakmark Select Fund ............................  4,344     76,098
                                                           ----------
                                                           $4,436,861

    The Plan's investments (including investments bought, sold and held during the year) appreciated (depreciated) in value by $(667,610) and $1,274,051 for December 31, 1998 and 1997, respectively.

    On July 10, 1998, JeffBanks, Inc. declared a 5-for-3 stock split, payable August 20, 1998.

    On April 1, 1997, JeffBanks, Inc. declared a 5% stock dividend, payable on May 13, 1997.

                  Jefferson Bank Cash or Deferred Savings Plan

                           December 31, 1998 and 1997




NOTE D - PLAN TERMINATION

    Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

NOTE E - PLAN MERGER

    On October 27, 1998, the trustees approved the merger of the Jefferson Bank Cash or Deferred Savings Plan and the Jefferson Bank Employee Stock Ownership Plan into a single plan. The plan document is subject to approval by the trustees and the IRS.

                            SUPPLEMENTAL INFORMATION

                                       19
                  Jefferson Bank Cash or Deferred Savings Plan

                                 EIN 22-1925021
                                    Plan #003

           LINE 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                December 31, 1998


                                           (c) Description of investment,
                  (b)   Identity of            including maturity date,
                      issuer, borrower,     rate of interest, collateral,
     (a)          lessor or similar party       par or maturity value         (d)   Cost       (e) Current value
----------------  -----------------------   -----------------------------  ------------------- ---------------------

         *        Jefferson Bank of                                          $     460,110        $    460,110
                     Pennsylvania/
                     Charles Schwab

                  Vanguard Wellington             26,042 shares                    569,500             764,335
                     Fund

                  Vanguard Index Trust             6,920 shares                    311,251             788,575

         *        JeffBanks, Inc.                114,354 shares                  1,693,709           2,258,495
                     Common Stock

                  Janus Worldwide Fund             1,399 shares                     57,885              66,264

                  Kaufmann Fund                    7,764 shares                     48,595              44,101

                  Oakmark Select Fund              6,640 shares                    111,491             129,747
                                                                               -----------         -----------
                                                                               $ 3,252,541         $ 4,511,627
                                                                               ===========         ===========

*Party-in-interest.


LINE 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES WHICH WERE BOTH ACQUIRED AND DISPOSED OF WITHIN THE PLAN YEAR ENDED DECEMBER 31, 1998

                           (b) Description of investment,
(a)  Identity of               including maturity date,
   issuer, borrower,         rate of interest, collateral,    (c) Costs of        (d) Proceeds of
lessor or similar party         par or maturity value          acquisitions         dispositions
No additional transactions require disclosure.


                  Jefferson Bank Cash or Deferred Savings Plan

                                 EIN 22-1925021
                                    Plan #003

               LINE 27d - SCHEDULE OF REPORTABLE (5%) TRANSACTIONS

                          Year ended December 31, 1998

                                                                                     (f)Expense           (h)Current value
                                                                                        incurred              of asset on   (i)Net
(a) Identity of                                        (c)Purchase (d)Selling (e)Lease    with       (g)Cost  transaction   gain or
party involved    (b)     Description of asset             price      price     rental transaction  of asset     date       (loss)
------------------  ----------------                       -----      -----     ------ -----------  --------   ----------   ------

Category (iii) - series of security transactions.

Jefferson Bank of     Jefferson Bank of Pennsylvania
    Pennsylvania        Money Market Accounts
                        (purchased in 104 transactions) $ 842,781 $     -     $    -     $    -   $     -    $      -    $     -
                        (sold in 124 transactions)            -     815,988        -          -     815,988     815,988        -

            *       Vanguard Wellington Fund
                        (purchased in 17 transactions)    105,574       -          -          -         -           -          -
                        (sold in 11 transactions)             -     144,925        -          -     144,925     144,925        -

            *       Vanguard Index Trust
                        (purchased in 16 transactions)    147,388       -          -          -         -           -          -
                        (sold in 12 transactions)             -     105,538        -          -     105,538     105,538        -

JeffBanks, Inc.     JeffBanks, Inc. Common Stock
                        (purchased in 23 transactions)    508,575       -          -          -         -           -          -
                        (sold in 3 transactions)              -      15,188        -          -      15,188      15,188        -

            *       Schwab Money Market Fund
                        (purchased in 36 transactions)    784,692       -          -          -         -           -         -
                        (sold in 34 transactions)             -     754,874        -          -     754,874     754,874       -




*Identity of party involved not required.

There were no category (i), (ii) or (iv) reportable transactions during 1998.